Exhibit 10.2

SECOND AMENDMENT
TO
LOAN AND SECURITY AGREEMENT AND
CONSENT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT AND CONSENT (this “Amendment and Consent”), is entered into as of October 26, 2018 (the “Effective Date”), by and among ENSERVCO CORPORATION, a Delaware corporation (“Parent”), DILLCO FLUID SERVICE, INC., a Kansas corporation, HEAT WAVES HOT OIL SERVICE LLC, a Colorado limited liability company, HEAT WAVES WATER MANAGEMENT LLC, a Colorado limited liability company (the foregoing, collectively with Parent, “Borrowers”), and EAST WEST BANK, a California banking corporation (“Lender”), with reference to the following facts:

RECITALS

A.     Borrowers and Lender are parties to that certain Loan and Security Agreement dated as of August 10, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).

B.     Borrowers have notified Lender of Parent’s intent to acquire all of the outstanding membership interests of Adler Hot Oil Service, LLC, a Delaware limited liability company (the “Target”), from Adler Hot Oil Holdings, LLC, a Delaware limited liability company (the “Seller”), pursuant to the terms of that certain Membership Interest Purchase Agreement dated as of the Effective Date by and among the Seller, the Target, Parent and certain other parties thereto (the “Acquisition Agreement”), for certain consideration as follows: (i) cash consideration in an amount equal to $2,761,858.99 paid to the Seller, (ii) cash consideration in an amount equal to $2,439,311.14 paid to CapX Fund IV, L.P. (“CapEx Lender”) on behalf of the Target to pay off all indebtedness of the Target owing to CapEx Lender on the Effective Date, (iii) the issuance of $4,800,000 in secured principal indebtedness, (iv) up to $1,000,000 as an “Indemnity Holdback Payment”, and (v) an earn-out obligation of up to $1,000,000 (the “Acquisition”).

C.     Borrowers have requested (i) that Lender consent to the Acquisition and (ii) amend certain provisions of the Loan Agreement, each of which Lender has agreed to do, subject in all respects to the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.     Definitions. Capitalized terms used but not defined in this Amendment and Consent shall have the respective meanings given to them in the Loan Agreement.

2.     Consent to Adler Acquisition. Notwithstanding anything to the contrary set forth in the Loan Agreement or in any other Loan Document, Lender hereby consents to Parent’s consummation of the Acquisition, subject to the satisfaction of each of the following conditions precedent:

(a)     Lender shall have had a reasonable opportunity (which shall not be less than 48 hours prior to the effective date of the Acquisition (the “Acquisition Date”), unless Lender otherwise agrees to a shorter time period) to review the definitive Acquisition Agreement, the other material documents relating to the Acquisition (collectively with the Acquisition Agreement, the “Acquisition Documentation”), and such other agreements, documents, instruments and written materials as Lender may reasonably request;

(b)     Lender shall have received a payoff letter, in form and substance satisfactory to Lender, from CapEx Lender;

(c)     the aggregate cash consideration paid by Parent or any of its Affiliates in connection with the Acquisition shall not exceed $2,761,858.99;

(d)     except to the extent expressly set forth herein, no Loan Party shall incur any Indebtedness in connection with the Acquisition except for Permitted Indebtedness;

(e)     except to the extent expressly set forth herein, no Loan Party shall incur any Liens in connection with the Acquisition except for Permitted Liens;

(f)     immediately before and after giving effect to the Acquisition, no default or Event of Default shall exist; and

(g)     the final terms of the Acquisition shall otherwise be satisfactory to Lender as determined in its reasonable discretion.

3.     Amendments to Loan Agreement.

(a)     Section 7.12 of the Loan Agreement (Capital Expenditure Limitations) is hereby amended and restated in its entirety to read as follows:

7.12     Capital Expenditure Limitations. Borrowers shall not make any Capital Expenditure if, after giving effect to such Capital Expenditure, the aggregate cost of all Capital Expenditures made by Borrowers, collectively, in any Fiscal Year would exceed $3,000,000. For any Fiscal Year, in addition to making Capital Expenditures in an aggregate amount of up to $3,000,000 for such Fiscal Year, Borrowers may carry over to, and use in, such Fiscal Year any unused permitted Capital Expenditures allocation from the immediately preceding Fiscal Year.

(b)     Exhibit A (Definitions) to the Loan Agreement is hereby amended by adding the following new definitions in alphabetical order as follows:

“Adler Acquisition Agreement” means that certain Membership Interest Purchase Agreement dated as of October 26, 2018, among Enservco, Adler Hot Oil Holdings, LLC, a Delaware limited liability company, Adler Hot Oil Service, LLC, a Delaware limited liability company, and certain other parties thereto.

“Second Amendment Effective Date” means October 26, 2018.

“Seller” means Adler Hot Oil Holdings, LLC, a Delaware limited liability company.

“Subordinated Guaranty” means that certain Guaranty, dated as of the Second Amendment Effective Date, made by certain Borrowers in favor of Seller.

“Subordinated Seller Note” means that certain Subordinated Promissory Note, dated as of the Second Amendment Effective Date, made by Enservco to Seller, in the original principal amount of $4,800,000.

(c)     Exhibit A (Definitions) to the Loan Agreement is hereby amended by amending and restating the definitions of “Letter of Credit Sublimit”, “Maximum Revolving Advances Limit” and “Permitted Indebtedness” as follows:

“Letter of Credit Sublimit” means a sublimit for Letters of Credit under the Revolving Line not to exceed $3,700,000.

“Maximum Revolving Advances Limit” means $37,000,000.

“Permitted Indebtedness” means:

(a)	Indebtedness of the Loan Parties in favor of Lender arising under this Agreement or any other Loan Document;

(b)	Hedging Obligations of the Loan Parties in favor of Lender or any Affiliate of Lender;

(c)	Indebtedness existing on the Closing Date and disclosed in the Disclosure Schedules;

(d)

Indebtedness not to exceed $100,000 in the aggregate in any fiscal year of the Loan Parties secured by a Lien described in clause (d) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness;

(e)	unsecured Subordinated Debt in an aggregate principal amount outstanding at any time not to exceed $6,500,000;

(f)

between and including the Second Amendment Effective Date and April 26, 2020, unsecured Subordinated Debt of up to $1,000,000, which Subordinated Debt constitutes the “Indemnity Holdback Payment” (as defined in the Adler Acquisition Agreement);

(g)

between and including the Second Amendment Date and the earlier of (i) 20 “Business Days” (as defined in the Adler Acquisition Agreement) after the end of the “Earn-out Period” (as defined in the Adler Acquisition Agreement) and (ii) the date on which the “Earn-out Payment” (as defined in the Adler Acquisition Agreement) is made, unsecured Subordinated Debt of up to $1,000,000, which Subordinated Debt constitutes the “Earn-out Payment” (as defined in the Adler Acquisition Agreement);

(h)

between and including the Second Amendment Effective Date and March 31, 2019, secured Subordinated Debt constituting principal indebtedness and interest and fees thereon, owing to Seller pursuant to the Subordinated Seller Note;

(i)	between and including the Second Amendment Effective Date and March 31, 2019, guaranty obligations owing to Seller pursuant to the Subordinated Guaranty;

(j)	Indebtedness to trade creditors incurred in the ordinary course of business; and

(k)

extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon the applicable Loan Party.

(d)     Existing Exhibit E (Form of Compliance Certificate) to the Loan Agreement is hereby replaced in its entirety with Exhibit E attached hereto.

4.     Limitations of Consent and Amendment(s).

(a)     This Amendment and Consent is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) constitute a consent to or an amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy that Lender may now have or may have in the future under or in connection with any Loan Document.

(b)     This Amendment and Consent shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5.     Representations and Warranties. Each Borrower hereby represents and warrants to Lender that, immediately after giving effect to this Amendment and Consent, (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the Effective Date (except to the extent (i) any such representation or warranty is, by its express terms, already qualified by materiality, in which case such representation or warranty shall be true and correct in all respect, or (ii) any such representation or warranty, by its express terms, relates to an earlier date, in which case such representation or warranty shall be true and correct as of such date), and (b) no default or Event of Default has occurred and is continuing.

6.     Integration. This Amendment and Consent and the other Loan Documents represent the entire agreement about this subject matter and supersede all prior negotiations and agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and Consent and the other Loan Documents merge into this Amendment and Consent and the other Loan Documents.

7.     Counterparts. This Amendment and Consent may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8.     Effectiveness. This Amendment and Consent shall be deemed effective upon satisfaction of each of the following conditions precedent:

(a)     Lender shall have received this Amendment and Consent, duly executed by Borrowers;

(b)     Borrowers shall have delivered to Lender a certificate certifying as to among other things, (i) that the copies of the (A) Acquisition Documentation and (B) agreements and/or instruments evidencing the Subordinated Debt issued, or to be issued, to Seller as partial consideration for the Acquisition (the “Acquisition Debt”), are, in each case, true and correct in all respects;

(c)     Borrowers shall have delivered to Lender a subordination agreement, in form and substance satisfactory to Lender, in respect of the Acquisition Debt, duly executed by Seller and acknowledged by Borrowers;

(d)     Borrowers shall have delivered to Lender an affirmation of subordination agreement, in form and substance satisfactory to Lender, duly executed by Cross River Partners, L.P.;

(e)     Borrowers shall have delivered to Lender a pro forma corporate organization chart reflecting the corporate structure of Borrowers after giving effect to the Acquisition;

(f)     Lender shall have received all unpaid fees, expenses and other charges, due and owing by any Loan Party to Lender or Lender’s counsel under the Loan Documents and in connection with this Amendment and Consent, in each case to the extent invoiced prior to the Effective Date;

(g)     Lender shall have completed its (a) business, legal and collateral diligence, (b) background searches, Patriot Act and OFAC/PEP compliance protocols, (c) and credit approval procedures, in each case in respect of the Target;

(h)     Borrowers and the Target shall have delivered to Lender agreements, each in form and substance satisfactory to Lender, effective to join the Target as a party to the Loan Agreement, and to execute and/or join such other Loan Documents as Lender may require (collectively, the “Joinder Documents”), as a “Borrower” or “Grantor” (or other term of like import) thereunder, in each case with all attendant schedules and attachments as though the Target were originally a party to the Loan Agreement and such other Loan Documents;

(i)     The Target shall have delivered to Lender, (i) a certificate from a duly authorized officer of the Target, certifying, among other things, that the resolutions, governing documents, formation documents, and incumbency certificate, in each case attached thereto, are true, accurate and complete in all respects as of the Effective Date, and (ii) resolutions of the members, manager, board of managers or other managing body of the Target, authorizing, among other things, the Target’s entry into and performance under each Loan Document to which the Target shall become a party;

(j)     The Target shall have delivered to Lender a collateral information certificate in respect of the Target;

(k)     The Target shall have delivered to Lender the formation and governing documents of, and good standing certificates for, the Target, in each case certified by the Secretary of State of the state of formation of the Target and of each other state in which the Target’s failure to be qualified to operate in such state could reasonably be expected to have a Material Adverse Effect, each as of a date no earlier than thirty (30) days prior to the Effective Date;

(l)     The Target shall have delivered to Lender certificates of insurance, together with endorsements thereto, for the Target as required by Section 6.5 of the Loan Agreement, in each case in form and substance reasonably satisfactory to Lender;

(m)     Enservco shall have delivered to Lender certified copies, dated not earlier than thirty (30) days prior to the Effective Date, of such financing statement searches with respect to the Target as Lender may reasonably request, in each case satisfactory to Lender in its reasonable discretion, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or will be terminated or released prior to the Effective Date;

(n)     Enservco shall have delivered to Lender deposit account control agreements, in each case in form and substance satisfactory to Lender, in respect of any deposit accounts and securities/investment accounts maintained by the Target with any third-party depository institution or securities intermediary;

(o)     The Target shall have used commercially reasonable efforts to deliver a landlord waiver or bailee waiver, as applicable, in each case in form and substance satisfactory to Lender, in respect of any leased or warehouse location where Target maintains any Collateral; provided, however, that in lieu of providing such landlord waivers or bailee waivers, Borrowers may establish a Reserve against Availability in the amount of three (3) months’ rent for any leased or warehouse location where Target maintains any Collateral;

(p)     Lender shall have received such other documents, agreements and instruments as Lender may request in its reasonable discretion;

(q)     Both before and after giving effect to the Acquisition and the transactions contemplated by the Joinder Documents, Borrowers shall have Excess Availability of not less than $3,000,000; and

(r)     Borrowers shall have paid to Lender a commitment fee in respect of the incremental increase in the Revolving Line in an amount equal to $35,000, which fee shall be nonrefundable and fully earned as of the Effective Date.

9.     Acknowledgement Regarding Borrowing Base. Borrowers acknowledge and agree that no assets of the Target shall be eligible for inclusion in the Borrowing Base prior to the completion of, as applicable, a collateral audit, an inventory count, or, if requested by Lender in its reasonable discretion, an Equipment appraisal (which such audit, inventory count or Equipment appraisal shall not be included in calculating the limitations on physical inventories, collateral reports, and appraisals set forth in Sections 6.11 and 6.12 of the Loan Agreement) with respect to such assets, and other due diligence as Lender may reasonably deem appropriate or necessary. Prior to the closing of the Acquisition, Lender shall provide written confirmation to Borrowers of its satisfactory completion of such collateral audit, inventory count, or Equipment appraisal, or due diligence with respect to such assets.

10.     CHOICE OF LAW, VENUE, JUDICIAL REFERENCE AND JURY TRIAL WAIVER. THIS AMENDMENT AND CONSENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW, VENUE, JUDICIAL REFERENCE AND JURY TRIAL WAIVER SET FORTH IN SECTION 11 OF THE LOAN AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Consent to be duly executed and delivered as of the date first written above.

BORROWERS:

ENSERVCO CORPORATION,
a Delaware corporation

By: /s/ Ian Dickinson
Name: Ian Dickinson
Title: President and Chief Executive Officer

DILLCO FLUID SERVICE, INC.,
a Kansas corporation

By: /s/ Ian Dickinson
Name: Ian Dickinson
Title: President and Chief Executive Officer

HEAT WAVES HOT OIL SERVICE LLC,
a Colorado limited liability company

By: /s/ Ian Dickinson
Name: Ian Dickinson
Title: Manager and President

HEAT WAVES WATER MANAGEMENT, LLC,
a Colorado limited liability company

By: /s/ Ian Dickinson
Name: Ian Dickinson
Title: Manager and President

LENDER:

EAST WEST BANK,
a California banking corporation

By: /s/ Nima Michael Rassouli
Name: Nima Michael Rassouli
Title: Vice President